Item 30. Exhibit (g) iii. a. i.

AMENDMENT #1 to the

AUTOMATIC QUOTA SHARE, FACULTATIVE AND AUTOMATIC EXCESS AND [ ] YRT REINSURANCE AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

(hereinafter referred to as the “Ceding Company”)

and

SCOR GLOBAL LIFE USA REINSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: November 21, 2020

Coverage: APEX Variable Universal Life

TAI Code: [ ] Reinsurer Agreement: [ ]

Effective January 1, 2023, the Agreement is hereby amended to adjust the automatic quota share, automatic excess, and [     ] limits and the automatic excess percentages.

1.	Exhibit B of the Agreement is hereby replaced in its entirety with the attached Exhibit B – Plans Covered and Binding Limits

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date: March 9, 2023
Chad Madore
Head of Reinsurance Development

SCOR GLOBAL LIFE USA REINSURANCE COMPANY

By:	/s/ Louis Girard	Date: March 8, 2023
Louis Girard
AVP, Associate General Counsel

SCOR GLOBAL LIFE USA REINSURANCE COMPANY

By:	/s/ Meredith Funderburk	Date: March 8, 2023
Meredith Funderburk
VP, Associate General Counsel

EXHIBIT B: Plans Covered and Binding Limits

B.1       Plan, Riders and Benefits

a)	Issuing Companies: Policies issued by Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.
b)	Type of Business: Life insurance only. [ ].
c)	Plans of Insurance: [ ] Variable Life Insurance Policy and the following riders: [ ].

[      ].

[      ].

The Ceding Company [      ]:

1.	[ ]

The [      ].

2.	[ ]

From the Reinsurer’s perspective, [       ].

The [       ].

d)	Eligible Policies: [ ] Variable Life Insurance Policies and increases that are entered into the Ceding Company’s new business system on or after the Effective Date of this Agreement or those Policies issued as continuations of such Policies under the Agreement (including Policies [ ] before the Effective Date of this Agreement).

e)	Basis of Reinsurance:

[       ]

The Reinsurer shall [       ].

[       ] The Reinsurer shall[       ] .

f)	Issue Ages: [ ]

B.2       Automatic Reinsurance Limits

a)	Reinsurer’s Share:

[       ]

Automatic Quota Share: [       ]

Automatic Excess: [       ]

[      ]

[      ]

Automatic Quota Share: [      ]

Automatic Excess: [       ]

[       ]

b)	Ceding Company’s Retention:

Effective [        ]

Automatic Quota Share: The Ceding Company will retain [       ] of the first [       ] up to their maximum per life retention limit.

Automatic Excess: The Ceding Company retains [       ].

[       ].

[       ]

Automatic Quota Share: The Ceding Company will retain [       ] of the first [       ] up to their maximum per life retention limit.

Automatic Excess: The Ceding Company retains [       ].

[       ]

c)	Automatic and [ ] Binding Limits:

[       ]

Automatic Quota Share: Maximum $[       ]

Automatic Excess: Up to an additional [       ]

The maximum totals for Automatic Quota Share, facultative and Automatic Excess will not exceed $[       ].

[       ]

Automatic Quota Share: Maximum $[ ]

Automatic Excess: Up to an additional $ [ ]

[ ]The maximum totals for Automatic Quota Share, facultative and Automatic Excess will not exceed $[       ].

d)	Automatic Issue Limits:

[       ]

Automatic Quota Share:

Minimum face amount: $[       ]

Maximum face amount: $[       ]

Automatic Excess:

Minimum face amount: $[      ]

Maximum face amount: $[      ]

[       ]

Automatic Quota Share:

Minimum face amount: $[       ]

Maximum face amount: $[       ]

Automatic Excess:

Minimum face amount: $[       ]

Maximum face amount: $[       ]

B.3       Jumbo Limit

$[ ] of life insurance inforce and “Applied For” with signature (defined below)[       ]. The Ceding Company [       ]. “Applied for” means a [ ]. Prior to or at the time of issuing a Policy, the Ceding Company will [       ] .

As a [      ].

B.4         Cession Limits

Minimum $[       ]

B.5       Lead Underwriter Reinsurer

The Parties agree [        ] .

Examples of [       ]:

•	[ ].
•	[ ].
•	[ ].

[       ].

The [       ].